Exhibit 10(u)

POTASH CORPORATION OF SASKATCHEWAN INC.

AMENDMENT NO. 4 TO THE

PCS SUPPLEMENTAL RETIREMENT PLAN FOR U.S. EXECUTIVES

The PCS Supplemental Retirement Plan for U.S. Executives, effective as of January 1, 1999 (the “Plan”), as heretofore amended, is hereby further amended effective as January 1, 2014:

1.	The second paragraph of Section 4.2 of the Plan is hereby amended in its entirety to read as follows:

“Unless the Committee determines otherwise, in computing the monthly benefit under this section, no benefit shall accrue for the period of service with White Spring Agricultural Chemicals, Inc. before November 1, 1995; with the Arcadian Corporation before March 1, 1997; or with PCS Sales (USA), Inc. before January 1, 1999. Notwithstanding the foregoing, effective for Participants who are actively employed on or after January 1, 2014, an active Participant shall accrue a benefit under this section for his or her total ‘benefit service’ with the Arcadian Corporation. For purposes of this section, ‘benefit service’ shall have the meaning set forth in Supplement B to the Pension Plan.”

2.	In all other respects, the Plan remains unchanged.

EXECUTED on this 25 day of February, 2014.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ L. Knafelc

SIGNED SEALED AND DELIVERED in the presence of:

David R. Haverick
Name of Witness

/s/ D. Haverick
Signature of Witness